SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934






Date of Report (Date of earliest event reported): February 17, 1999



                               PRIME BANCORP, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


                                  Pennsylvania
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


          0-17286                                       23-2860688
------------------------                             -------------------
(Commission File Number)                             (I.R.S. Employer
                                                     Identification No.)




        7111 Valley Green Road, Fort Washington, Pennsylvania  19034-2209
        -----------------------------------------------------------------
        (Address of principal executive offices)                (Zip Code)

Item 1.  Changes in Control of Registrant

On February 17, 1999, Prime Bancorp, Inc. ("Prime") has entered into a definitive Agreement and Plan of Merger pursuant to which Summit Bancorp, Inc. ("Summit") will acquire Prime. Prime, a bank holding company headquartered in Fort Washington, Pennsylvania, is the parent company of Prime Bank, a commercial bank with $1.0 billion in assets and 27 branches in the five-county greater Philadelphia region. Under the terms of the definitive agreement, Summit will exchange one (1) share of Prime common stock for .675 shares of Summit common stock in a tax free exchange with a transaction value of approximately $292.0 million.

In connection with the transaction Prime and Summit entered into a Stock Option Agreement dated February 18, 1999 pursuant to which Prime granted to Summit an option to purchase 1,087,498 shares of Prime common stock at a price of $18.00 per share (the closing price on February 17, 1999) upon the occurrence of certain events. Prime also agreed to pay Summit a breakup fee of $5,000,000 in the event the transaction is not completed for certain reasons.

The transaction is subject to customary regulatory approvals and is anticipated to be completed by the third quarter of 1999.

See Exhibit 99.1 for further details.

The following documents are hereby filed as part of this Form 8-K:

            Exhibit 99.1  Additional Exhibits

      99.1  News Release, issued by the Registrant on February 18,
            1999.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





      Date:   February 18, 1999                  /s/ James J. Lynch
                                                 ------------------------
                                                 James J. Lynch
                                                 President and Chief
                                                   Executive Officer



      Date:   February 18, 1999                  /s/ James J. Kelly
                                                 ------------------------
                                                 James J. Kelly
                                                 Executive Vice President
                                                  and Chief Financial
                                                  Officer

                                  EXHIBIT INDEX

EXHIBIT     DESCRIPTION

  99.1      News Release, issued by the Registrant
            on February 18, 1999.